EXHIBIT 99.2

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

                                     Dynamic Leisure Corporation, and Subsidiaries
                                  Unaudited Pro Forma Combined Condensed Balance Sheet
                                                   December 31, 2005
                                                                                                            Pro Forma
                                                                                                             Combined
                                                   Historical                                               Statements
                                     Historical     Dynamic     Historical  Historical  Acquisition            for
                                       Dyneco       Leisure      Changes     IRT-ITR    Adjustments   Ref  Acquisitions
                                    -----------   -----------   ----------  ----------  -----------   ---  ------------
Cash .............................  $      (232)  $    19,563    $546,725    $201,174   $  (700,000)  (e)  $    67,230
Short term investments,
  restricted .....................            -             -      69,548      83,133             -            152,681
Accounts receivable, net .........            -             -           -     247,271             -            247,271
Prepaid travel ...................            -             -     142,110           -             -            142,110
Other current assets .............            -        19,136      18,467      75,356             -            112,959
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Current Assets ...........         (232)       38,699     776,850     606,934      (200,000)           722,251

Property and equipment, net ......       33,418       646,713      54,455      32,558             -            767,144

Other Assets
  Debt issue costs, net ..........          521             -           -           -             -                521
  Deposits .......................       28,434         1,760           -      51,135             -             81,329
  Goodwill .......................            -             -           -           -     6,873,980   (e)    6,873,980
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Other Assets .............       28,955         1,760           -      51,135     6,873,980          6,873,980
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Assets ...................  $    62,141   $   687,172    $831,305    $690,627   $ 6,173,980        $ 8,445,225
                                    ===========   ===========    ========    ========   ===========        ===========

Current Liabilities
  Accounts payable and other
    accrued expenses .............      366,575       148,126      57,613     424,119             -            996,433
  Deferred revenue ...............            -             -     594,698      78,290             -            672,988
  Customer deposits ..............            -             -     111,886     238,454             -            350,340
  Convertible promissory notes,
    net of discount ..............      115,380       847,500           -           -     2,050,000   (e)    3,012,880
  Line of credit .................            -             -           -     200,000             -            200,000
  Warrant liability ..............      240,592             -           -           -             -            240,592
  Accrued Interest ...............       59,930        29,360           -           -             -             89,290
  Loans payable ..................      213,640             -           -           -             -            213,640
  Other current liabilities ......            -             -           -      50,455             -             50,455
  Notes payable - current ........       37,216       140,000           -           -     1,440,000   (e)    1,617,216
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Current Liabilities ......    1,033,333     1,164,986     764,197     991,318     3,490,000          7,443,834

Loans and Notes payable ..........      134,719             -           -           -             -            134,719
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Liabilities ..............    1,168,052     1,164,986     764,197     991,318     3,490,000          7,443,553

Stockholder's Equity
  Common Stock ...................       11,580        65,666           -           -        10,400   (e)       87,646
  Paid in Capital ................    7,543,532       (57,629)      7,500     150,711     2,673,580   (e)   10,317,694
  Stock subscription receivable ..            -          (537)          -           -             -               (537)
  Retained Earnings/
   (Accumulated Deficit) .........   (8,661,023)     (485,314)     59,608    (451,402)      (67,108)  (e)   (9,538,131)
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Stockholders' Equity .....   (1,105,911)     (477,814)     67,108    (300,691)    2,683,980            866,672
                                    -----------   -----------    --------    --------   -----------        -----------

  Total Liabiliites and
   Stockholders' Equity ..........  $    62,141   $   687,172    $831,305    $690,627   $ 6,173,980        $ 8,445,225
                                    ===========   ===========    ========    ========   ===========        ===========

                 See accompanying notes to unaudited pro forma combined condensed financial statements.

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

                                                    Dynamic Leisure Corporation
                                     Unaudited Pro Forma Combined Condensed Statement of Income
                                             For the 12 months ended December 31, 2005
                                                        Historical
                                          Historical      Dynamic     Historical    Historical    Acquisitions
                                          DynEco (a)    Leisure (a)   Changes (a)    IRT-ITR     Adjustments (a)  Ref     Total
                                          -----------   -----------   ----------   -----------   ---------------  ---  -----------
Revenue ................................  $         -   $         -   $5,737,408   $ 2,579,641      $       -          $ 8,317,049

Cost of revenue ........................            -             -    4,701,541     1,518,548              -            6,220,089
                                          -----------   -----------   ----------   -----------      ---------          -----------

Gross Profit ...........................            -             -    1,035,867     1,061,093              -            2,096,960

General and admistrative expenses ......      497,968       455,954      835,801     1,892,660              -            3,682,383
                                          -----------   -----------   ----------   -----------      ---------          -----------

Income (loss) from operations ..........     (497,968)     (455,954)     200,066      (506,923)             -           (1,585,423)


Other Income/(Expense)
  Interest income ......................        1,257             -       15,194         2,235              -               18,686
  Interest expense .....................     (199,041)      (29,360)           -        (7,658)      (184,500)    (c)     (329,659)
  Other Income .........................      169,287             -            -             -              -              169,287
                                          -----------   -----------   ----------   -----------      ---------          -----------

    Total Other Income/(Expense) .......      (28,497)      (29,360)      15,194        (5,423)      (184,500)            (141,686)
                                          -----------   -----------   ----------   -----------      ---------          -----------

    Income before taxes ................     (526,465)     (485,314)     215,260      (512,346)      (184,500)          (1,727,109)

    Provision for income taxes .........            -             -            -         1,385              -     (d)            -
                                          -----------   -----------   ----------   -----------      ---------          -----------

    Net income .........................  $  (526,465)  $  (485,314)  $  215,260   $  (510,961)     $(184,500)         $(1,727,109)
                                          ===========   ===========   ==========   ===========      =========          ===========

Net Loss per share - Basic and Diluted .  $     (0.47)  $     (0.07)  $     0.63   $     (0.73)     $       -          $     (0.20)
                                          ===========   ===========   ==========   ===========      =========          ===========

Weighted average number of shares
  outstanding during the period
  - basic and diliuted .................    1,125,327     6,566,667      340,000       700,000              -            8,731,994
                                          ===========   ===========   ==========   ===========      =========          ===========

                       See accompanying notes to unaudited pro forma combined condensed financial statements.

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                           Dynamic Leisure Group, Inc.
                      Notes to Unaudited Pro Forma Combined
                         Condensed Financial Statements

(a) The unaudited pro forma combined condensed statement of income reflects the combined historical financial statements of Dynamic Leisure Group, Inc. for the period from May 16, 2005 (inception) to December 31, 2005. The historical financial statements for DynEco Corporation, Changes in L'attitudes ("CLA"),
Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc.
("ITR") are for the 12 months ending December 31, 2005. The historical results are presented in the unaudited pro forma income statement as if the acquistions had occurred at the beginning of the period or for Dynamic, at its inception.
The financial statements of both DynEco and Dynamic have been adjusted for the subsequent affect of a 1:30 reverse stock split.

The pro forma adjustments do not reflect benefits of additional revenue or reduced expenses from the combinations nor acquisition or integration costs subsequent to the acquisitions, which will cause actual earnings results that will vary from the pro forma earnings shown. A final determination of possible required purchase accounting adjustments has not yet been made, which could also affect the pro form earnings presented.

(b) The unaudited pro forma combined condensed balance sheet reflects the combined historical financial position of DynEco Corporation, Dynamic Leisure
Group, Inc., Changes in L'attitudes, Inc. and Island Resort Tours, Inc and
International Travel and Resorts, Inc., as if the acquisitions had occurred on December 31, 2005. Certain reclassifications were made from historical financial reports for comparability and consistency. Dynamic Leisure Group, Inc, was acquired through a share exchange agreement, in which no cash or new additional liabilities were assumed other then those already recorded by Dynamic or DynEco.
CLA was acquired for a total purchase price of $2,090,680 consisting of $200,000 in cash, an acquisition payable of 440,000, a convertible note payable of $600,000 and 340,000 shares of common stock, valued at $850,680,000. IRT and ITR were acquired for a total purchase price of $4,783,300 consisting of $500,000 in cash, an acquisition payable of $1,000,000, a convertible note payable of $1,450,000 and 700,000 shares of common stock valued at $1,833,300.

(c) Adjustment represents interest income to finance the acquisition of CLA and IRT-ITR, as if amounts due for both convertible notes payable in the amount of $2,05000,000 were outstanding for the entire 12 month period, accruing interest at the 9% annual stated rate.

(d) There is no provision or benefit for income taxes recorded, based on the historical operating losses previously reported by DynEco and Dynamic.

(e) Under the purchase method of accounting, assets and liabilities are reported at their estimated fair value, which may result in an increase or decrease from previously reported amounts. There are no adjustments presented to the value of existing assets or liabilities of CLA or IRT-ITR, based on an initial valuation that they are already reported at their estimated fair value. However, the analysis of purchase accounting valuations is still continuing and may or may not result in future adjustments. The amount of the CLA and IRT-ITR purchase price that exceeded net assets is presented as goodwill, and prior CLA and IRT-ITR equity that represents the book value of net assets acquired was eliminated.

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